EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated August 10, 2020, relating to the financial statements of Vinings Holdings, Inc. as of February 29, 2020 and April 30, 2019 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

August 10, 2020